Exhibit 10(g)


                        CREDIT AGREEMENT

                            between

                        ARCTIC CAT INC.

                              and

         NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                   Closing Date: June 6, 1997


$75,000,000 Revolving Credit Facility


TABLE OF CONTENTS

ARTICLE I  Definitions . . . . . . . . . . . . . . . . . . . .-1-
     Section 1.1  Definitions. . . . . . . . . . . . . . . . .-1-

ARTICLE II  Amount and Terms of the Loans; Letters of Credit .-7-
     Section 2.1  Facilities . . . . . . . . . . . . . . . . .-7-
     Section 2.2  Procedures Applicable to Advances. . . . . .-8-
     Section 2.3  Procedures Applicable to Letters of Credit .-9-
     Section 2.4  Interest . . . . . . . . . . . . . . . . . -10-
     Section 2.5  Termination of the Facilities. . . . . . . -11-
     Section 2.6  Voluntary Prepayments. . . . . . . . . . . -11-
     Section 2.7  Computation of Interest and Fees . . . . . -11-
     Section 2.8  Payment. . . . . . . . . . . . . . . . . . -11-
     Section 2.9  Payment on Nonbusiness Days. . . . . . . . -11-
     Section 2.10  Fees on Fixed Rate Advances and Indemnity -11-

ARTICLE III  Documents . . . . . . . . . . . . . . . . . . . -12-
     Section 3.1  Documents. . . . . . . . . . . . . . . . . -12-

ARTICLE IV  Representations and Warranties . . . . . . . . . -13-
     Section 4.1  Corporate Existence and Power. . . . . . . -13-
     Section 4.2 Authorization of Borrowing; No Conflict as -13-to Law or Agreements
     Section 4.3  Legal Agreements . . . . . . . . . . . . . -13-
     Section 4.4  Subsidiaries . . . . . . . . . . . . . . . -13-
     Section 4.5  Financial Condition. . . . . . . . . . . . -14-
     Section 4.6  Adverse Change . . . . . . . . . . . . . . -14-
     Section 4.7  Litigation . . . . . . . . . . . . . . . . -14-
     Section 4.8  Hazardous Substances . . . . . . . . . . . -14-
     Section 4.9  Regulation U . . . . . . . . . . . . . . . -14-
     Section 4.10  Taxes . . . . . . . . . . . . . . . . . . -14-
     Section 4.11  Titles and Liens. . . . . . . . . . . . . -15-
     Section 4.12  ERISA . . . . . . . . . . . . . . . . . . -15-

ARTICLE V  Affirmative Covenants . . . . . . . . . . . . . . -15-
     Section 5.1  Financial Statements . . . . . . . . . . . -15-
     Section 5.2  Books and Records; Inspection and Examination-17-
     Section 5.3  Compliance with Laws . . . . . . . . . . . -17-
     Section 5.4  Payment of Taxes and Other Claims. . . . . -17-
     Section 5.5  Maintenance of Properties. . . . . . . . . -17-
     Section 5.6  Insurance. . . . . . . . . . . . . . . . . -18-
     Section 5.7  Preservation of Corporate Existence. . . . -18-
     Section 5.8  Interest Coverage Ratio. . . . . . . . . . -18-
     Section 5.9  Leverage Ratio . . . . . . . . . . . . . . -18-
     Section 5.10  Tangible Net Worth. . . . . . . . . . . . -18-

ARTICLE VI  Negative Covenants . . . . . . . . . . . . . . . -18-
     Section 6.1  Liens. . . . . . . . . . . . . . . . . . . -18-
     Section 6.2  Indebtedness . . . . . . . . . . . . . . . -19-
     Section 6.3  Guaranties . . . . . . . . . . . . . . . . -20-
     Section 6.4  Investments. . . . . . . . . . . . . . . . -20-
     Section 6.5  Sale of Assets . . . . . . . . . . . . . . -21-
     Section 6.6  Restrictions on Issuance and Sale of Subsidiary Stock-21-
     Section 6.7  Consolidation and Merger . . . . . . . . . -21-
     Section 6.8  Sale and Leaseback . . . . . . . . . . . . -21-
     Section 6.9  Hazardous Substances . . . . . . . . . . . -22-
     Section 6.10  Restrictions on Nature of Business. . . . -22-

ARTICLE VII  Critical Events; Rights and Remedies. . . . . . -22-
     Section 7.1  Critical Events. . . . . . . . . . . . . . -22-
     Section 7.2  Rights and Remedies. . . . . . . . . . . . -23-
     Section 7.3  Pledge of L/C Cash Collateral Account. . . -24-

ARTICLE VIII  Miscellaneous. . . . . . . . . . . . . . . . . -24-
     Section 8.1  No Waiver; Cumulative Remedies . . . . . . -24-
     Section 8.2  Amendments, Etc. . . . . . . . . . . . . . -24-
     Section 8.3  Notice . . . . . . . . . . . . . . . . . . -24-
     Section 8.4  Participations . . . . . . . . . . . . . . -25-
     Section 8.5  Disclosure of Information. . . . . . . . . -25-
     Section 8.6  Costs and Expenses . . . . . . . . . . . . -25-
     Section 8.7  Indemnification by Borrower. . . . . . . . -25-
     Section 8.8  Execution in Counterparts. . . . . . . . . -26-
     Section 8.9  Binding Effect, Assignment . . . . . . . . -26-
     Section 8.10  Governing Law . . . . . . . . . . . . . . -26-
     Section 8.11  Waiver of Jury Trial. . . . . . . . . . . -26-
     Section 8.12  Severability of Provisions. . . . . . . . -26-
     Section 8.13  Prior Agreements. . . . . . . . . . . . . -26-
     Section 8.14  Headings. . . . . . . . . . . . . . . . . -27-

                        CREDIT AGREEMENT
                     Dated as of June 6, 1997

     Arctic Cat Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank"), agree as follows:

                           ARTICLE I
                           Definitions
          Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          "Advance" means an advance by the Bank to the Borrower pursuant to
          Article II.

          "Agreement" means this Credit Agreement.

          "Bank Business Day" means a day other than a Saturday, Sunday, United States national holiday or other day on which banks in Minnesota or New York are permitted or required by law to close.

          "Base Rate" means the rate of interest publicly announced from time to time by the Bank as its "prime" or "base" rate or, if the Bank ceases to announce a rate so designated, any similar successor rate designated by the Bank.

          "Compliance Certificate" means a certificate in substantially the form of Exhibit B, or such other form as the Borrower and the Bank may from time to time agree upon in writing, executed by the chief financial officer of the Borrower, stating (i) that any financial statements delivered therewith have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.5, subject to year-end adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Critical Event not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto and (iii) if such statements are made as of the end of a fiscal quarter of the Borrower, all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

          "Covenant Termination Date" means the later of (i) the Facility Termination Date, or (ii) the date on which no indebtedness remains outstanding under the Note and no Facility A Documentary L/C Outstandings, Facility A Standby L/C Outstandings or Facility B Standby L/C Outstandings remain outstanding.

          "Critical Event" has the meaning specified in Section 7.1.

          "Dealer Finance Agreements" means (i) the Retail Financing Program Agreement dated May 12, 1997 among the Borrower, the Guarantor and General Electric Capital Corporation, and (ii) the Consumer Credit Card Program Agreement dated May 12, 1997 among the Borrower, the Guarantor and Monogram Credit Card Bank of Georgia, but not amendment to or restatement of such agreements entered into without the prior written consent of the Bank if such amendment or restatement would change the nature of the obligations of the Borrower or any Subsidiary thereunder in a manner adverse to the Borrower or such Subsidiary.

          "EBIT" means, as of any date, pre-tax net income during the one-year period ending on that date, excluding extraordinary items, together with all Interest Expense recognized by the Borrower with respect to that period and deducted in determining the Borrower s net income, all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

          "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1252 et seq., the Clean Water Act, 33 U.S.C. 1321 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

          "Facility A" means the revolving credit facility established under
     Section 2.1(a).

          "Facility A Amount" means $30,000,000, unless said amount is reduced pursuant to Section 2.5, in which event it means the amount to which said amount is reduced.

          "Facility A Documentary L/C Outstandings" means the sum of (i) the aggregate face amount of all issued and outstanding documentary Facility A Letters of Credit, and (ii) amounts drawn under documentary Facility A Letters of Credit for which the Bank has neither been reimbursed nor made any Advance.

          "Facility A Letter of Credit" means a Letter of Credit issued pursuant to Section 2.1(b).

          "Facility A Note" means the Borrower s promissory note in the form of Exhibit A.

          "Facility A Outstandings" means the sum of (i) the principal balance of the Facility A Note, (ii) the aggregate face amount of all issued and outstanding Facility A Letters of Credit, and (iii) amounts drawn under Facility A Letters of Credit for which the Bank has neither been reimbursed nor made any Advance.

          "Facility A Standby L/C Outstandings" means the sum of (i) the aggregate face amount of all issued and outstanding standby Facility A Letters of Credit, and (ii) amounts drawn under standby Facility A Letters of Credit for which the Bank has neither been reimbursed nor made any Advance.

          "Facility B" means the revolving documentary letter of credit facility established under Section 2.1(b).

          "Facility B Amount" means $45,000,000, unless said amount is reduced pursuant to Section 2.5, in which event it means the amount to which said amount is reduced.

          "Facility B Letter of Credit" means a Letter of Credit issued pursuant to Section 2.1(b).

          "Facility B Outstandings" means the sum of (i) the aggregate face amount of all issued and outstanding Facility B Letters of Credit, and
     (ii) amounts drawn under Facility B Letters of Credit for which the Bank has neither been reimbursed nor made any Advance.

          "Facility Termination Date" means July 31, 1998, or the earlier date of the termination of the Facilities pursuant to Section 2.5 or 7.2.

          "Federal Funds Rate" means at any time an interest rate per annum equal to the weighted average of the rates for overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Bank Business Day, the average of the quotations for such day for such transactions received by the Bank from three federal funds brokers of recognized standing selected by it, it being understood that the Federal Funds Rate for any day which is not a Bank Business Day shall be the Federal Funds Rate for the next preceding Bank Business Day.

          "Financial Covenant" means any of the Borrower s obligations set forth in Sections 5.8, 5.9 and 5.10 of this Agreement

          "Floating Rate" means , at any time, an annual rate equal to the greater of:

          (i)  the Base Rate; or

          (ii) the Federal Funds Rate, plus 50 basis points (0.50%).

     The Floating Rate shall change when and as the Base Rate or Federal Funds Rate changes.

          "Fixed Rate" means the annual rate equal to the sum of (i) the rate determined by the Bank, in its sole and absolute discretion, to be its cost of funds with respect to a hypothetical borrowing in an amount approximately equal to the amount for which a Fixed Rate quotation has been requested under Section 2.4(b) to be issued on the day specified by the Borrower in its request for such quotation and maturing at the end of the Interest Period specified in such quotation, and (iii) one and one-quarter percent (1.25%).

          "Fixed Rate Amount" means any portion of the principal balance of the Note bearing interest at a Fixed Rate.

          "Funded Debt" means (without duplication) (i) all indebtedness of the Borrower or any Subsidiary for borrowed money; (ii) the deferred and unpaid balance of the purchase price owing by the Borrower or any Subsidiary on account of any goods or services purchased (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not more than 60 days past due) if such purchase price is (A) due more than 60 days from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or a similar written instrument; (iii) all capitalized lease obligations; (iv) all indebtedness secured by a Lien on any property owned by the Borrower or any Subsidiary, whether or not such indebtedness has been assumed by the Borrower or any Subsidiary or is nonrecourse to the Borrower or any Subsidiary; (v) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (vi) indebtedness evidenced by bonds, notes or similar written instrument; (vii) the face amount of all letters of credit and bankers acceptances issued for the account of the Borrower or any Subsidiary, and without duplication, all drafts drawn thereunder (other than such letters of credit, bankers acceptances and drafts for the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (viii) all net obligations of the Borrower or any Subsidiary under interest rate agreements or currency agreements; (ix) guaranty obligations of the Borrower or any Subsidiary with respect to indebtedness for borrowed money of another person or entity (including affiliates), all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Guarantor" means Arctic Cat Sales Inc., a Minnesota corporation.

          "Guaranty" means a guaranty agreement of the Guarantor, acceptable to the Bank in form and substance, guarantying all present and future debt of the Borrower to the Bank.

          "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

          "Interest Coverage Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of (i) EBIT of the Borrower and its Subsidiaries during the four-quarter period ending on that quarter-end, to
     (ii) Interest Expense of the Borrower and its Subsidiaries during the four-quarter period ending on that quarter-end, all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Interest Expense" means, for any period of calculation and without duplication, all interest, whether paid in cash, accrued as a liability or capitalized, on indebtedness during such period, all calculated for such period for the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Interest Period" means a period of not less than 1 day and not more than 30 days.

          "L/C Cash Collateral Account" means an account maintained with the Bank in which funds are deposited pursuant to Section 2.3(e) or Section 7.2.

          "Letter of Credit" means a standby or documentary letter of credit issued for the account of the Borrower pursuant to this Agreement. For purposes of this Agreement, the term "Letter of Credit" shall also include all letters of credit issued by the Bank for the account of the Borrower on or before the date hereof and outstanding on the date hereof.

          "Leverage Ratio" means, at any time, the ratio of Funded Debt to Total Capital, all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Lien" means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

          "Loan Documents" means this Agreement and the Note.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA.

          "Note" has the meaning set forth in Section 2.1.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary or ERISA Affiliate and covered by Title IV of ERISA.

          "Reportable Event" means (i) a "reportable event" described in
     Section 4043 of ERISA and the regulations issued thereunder, (ii) a withdrawal from any Plan, as described in Section 4063 of ERISA, (iii) an action to terminate a Plan for which a notice is required to be filed under Section 4041 of ERISA, (iv) any other event or condition that might constitute grounds for termination of, or the appointment of a trustee to administer, any Plan, or (v) a complete or partial withdrawal from a Multiemployer Plan as described in Sections 4203 and 4205 of ERISA.

          "Subsidiary" means (i) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership of which 50% or more of the partnership interests therein are directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, and (iii) any limited liability company or other form of business organization the effective control of which is held by the Borrower, the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Tangible Net Worth" means stockholders equity, less intangible assets included in calculating such stockholders equity, all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied. For purposes of the foregoing calculation, intangible assets shall include but not be limited to the value of patents, trademarks, trade names, copyrights, licenses, goodwill, prepaid expenses and deferred charges.

          "Total Capital" means the sum of retained earnings, stockholders equity (including preferred stock), and Funded Debt, all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

                           ARTICLE II
         Amount and Terms of the Loans; Letters of Credit
          Section 2.1  Facilities.

          (a) Facility A. The Bank shall consider making Advances to the Borrower and issuing documentary and standby Letters of Credit for the account of the Borrower from the date hereof through the Facility Termination Date. The credit facility established under this paragraph
     (a) is revolving; subject always to the Bank s discretion and the limits set forth below, the Borrower may continue to request Advances and Letters of Credit through the Facility Termination Date so long as no Advance or Letter of Credit causes the dollar limits set forth below to be exceeded. The Borrowers obligation to repay Advances made under this paragraph will be evidenced by and payable on demand with interest in accordance with the Borrower s promissory note in the form of Exhibit A hereto (the "Note").

          (b) Facility B. The Bank shall consider issuing documentary Letters of Credit for the account of the Borrower from the date hereof through the Facility Termination Date. The credit facility established under this paragraph (b) is revolving; subject always to the Banks discretion and the limits set forth below, the Borrower may continue to request Letters of Credit through the Facility Termination Date so long as no Letter of Credit causes the dollar limits set forth below to be exceeded.

          (c)  Limitations.  In no event shall:

          (i) The Facility A Outstandings at any one time exceed the Facility A Amount.

          (ii) The Facility A Standby L/C Outstandings at any one time exceed $5,000,000.

          (iii) The Facility B Outstandings at any one time exceed the Facility B Amount.

          (d) Discretion. The decision to make each individual Advance and issue each Letter of Credit hereunder will always be at the sole discretion of the Bank. Nothing herein should be interpreted as a promise to make any one or more Advances or to issue any one or more Letters of Credit.

          (e) Purpose. The Borrower may use up to $10,000,000 in Advances for the repurchase or redemption of the Borrower s stock. The proceeds of all other Advances, and each Letter of Credit, shall be used by the Borrower for the Borrower s general corporate purposes.

          (f) Representations. Any request for an Advance or a Letter of Credit, whether written or telephonic, shall be deemed to be a representation that, as of the date of such Advance or Letter of Credit:

          (i) the representations and warranties contained in Article IV are correct on and as of the date of such Advance or Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (ii) no event has occurred and is continuing, or would result from such Advance or Letter of Credit, which constitutes a Critical Event.

          Section 2.2 Procedures Applicable to Advances. The Borrower shall request each Advance by written notice from the Borrower to the Bank or telephonic request from any person purporting to be authorized to request Advances on behalf of the Borrower, which notice or request shall specify the date of the requested Advance and the amount thereof. Each Advance shall be in the amount of $100,000 or a multiple thereof. If the Bank (in its sole discretion) elects to make such Advance, the Bank shall disburse the amount of the requested Advance by crediting the same to the Borrower s demand deposit account maintained with the Bank or in such other manner as the Bank and the Borrower may from time to time agree. The Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Bank. The Borrower shall be obligated to repay all Advances notwithstanding the failure of the Bank to receive such confirmation and notwithstanding the fact that the person requesting same was not in fact authorized to do so.

          Section 2.3  Procedures Applicable to Letters of Credit.

          (a) Procedures; Governing Documents. The Borrower shall request each Letter of Credit on at least five Bank Business Days prior written notice from the Borrower to the Bank. All decisions as to whether to issue any Letter of Credit, the form of any Letter of Credit and the term of any Letter of Credit shall be made by the Bank in its sole discretion. Prior to the issuance of any Letter of Credit, the Borrower will execute such letter of credit applications and other documents as the Bank deems necessary. The rights and obligations of the Borrower and the Bank with respect to each Letter of Credit shall be governed by (among other things)
     (i) this Credit Agreement, (ii) any such separate letter of credit application, and (iii) the Master Security Agreement for Irrevocable Documentary Letters of Credit dated September 1, 1993, executed by the Borrower, or the Master Security Agreement for Irrevocable Standby Letter of Credit dated September 1, 1993, executed by the Borrower, as the case may be. To the extent that the terms of this Agreement are different from or in addition to the terms of any other document identified in the preceding sentence, the terms of this Agreement shall govern.

          (b) Applicable Facility. All standby Letters of Credit issued hereunder shall be deemed to be Facility A Letters of Credit. All documentary Letters of Credit issued hereunder shall be deemed Facility A Letters of Credit or Facility B Letters of Credit by the Bank in its sole discretion.

          (c)  Fees.

          (i) Standby Letters of Credit. An issuance fee shall be due and payable in connection with the issuance of any standby Letter of Credit. Such fee shall be calculated at the rate of one and one-quarter percent (1.25%) per annum on the face amount of such standby Letter of Credit. Such fee shall be paid in full in advance upon issuance of any standby Letter of Credit maturing 90 days or less after its issuance. In all other cases, the amount of such fee accruing through the end of the fiscal quarter in which the standby Letter of Credit is issued shall be paid in advance upon issuance of such Letter of Credit, and the remainder of the fee shall be paid quarterly in advance thereafter. In no event shall the issuance fee be less than $250 with respect to any standby Letter of Credit.

          (ii) Documentary Letters of Credit. An examination fee shall be due and payable upon any draw under any documentary Letter of Credit . The examination fee shall be equal to one-eighth of one percent of the amount so drawn, except that in no event shall such examination fee be less than $50 or greater than $2,500.

          (iii) Discretion to Change Fees. The Bank reserves the right, in its sole discretion, to increase or decrease the amount of its issuance fees and examination fees at any time and from time to time upon reasonable notice to the Borrower.

          (d) Obligation of Reimbursement. The Borrower shall pay the amount of each draft drawn under any Letter of Credit to the Bank on demand, together with interest at the Floating Rate from the date that such draft is paid by the Bank until payment of such amount in full. The Bank may (at its option) charge any deposit account maintained by the Borrower with the Bank for the amount of any draft drawn under a Letter of Credit or make an Advance under Facility A in the amount of the draft and apply such Advance to satisfy the Borrower s obligation to reimburse the Bank on account of such draft, all without notice to or consent of the Borrower.

          (e) Term; L/C Cash Collateral Account. Unless otherwise approved by the Bank, no Letter of Credit shall have an initial or any renewal term of more than one year or a term (including renewals thereof) extending beyond the Facility Termination Date. Unless otherwise agreed by the Bank in writing, the Borrower shall deposit in the L/C Cash Collateral Account, on the Facility Termination Date, an amount equal to the aggregate face amount of all Letters of Credit then outstanding, less the balance (if any) then outstanding in the L/C Cash Collateral Account.

          Section 2.4  Interest.

          (a) Floating Rate. Unless the Borrower elects a Fixed Rate pursuant to this Section, the principal balance of the Note shall bear interest at the Floating Rate.

          (b) Fixed Rates. On any Bank Business Day between 8:30 a.m. and 2:00 p.m., the Borrower may request telephonically that the Bank quote the Fixed Rate that would be applicable to the Fixed Rate Amount and for the Interest Period specified in such request. Each Fixed Rate Amount must be equal to $100,000 or an integral multiple thereof. The Bank may, in its sole discretion, choose to quote such a Fixed Rate to the Borrower. Immediately upon receipt of such quotation from the Bank, the Borrower may telephonically accept the Fixed Rate, whereupon the Fixed Rate Amount shall from the date the quotation is made bear interest at the Fixed Rate so selected (and the remaining part of the principal balance of the Note, if any, shall continue to bear interest at the rate or rates previously applicable to such amounts). Acceptance of any Fixed Rate quotation shall be irrevocable. Failure immediately to accept such a quotation shall be deemed to be a rejection of such quotation. At the termination of each Interest Period, the interest rate with respect to the applicable Fixed Rate Amount shall revert to the Floating Rate unless a new Fixed Rate quotation is requested and accepted by the Borrower. Absent manifest error, the records of the Bank shall be conclusive as to any Fixed Rate Amount and the Fixed Rate and Interest Period applicable thereto.

          Section 2.5 Termination of the Facilities. The Borrower may at any time and from time to time upon three Bank Business Days prior notice to the Bank permanently terminate the Facilities in whole, without penalty or premium , provided that the Facilities may not be terminated while any Advance or Letter of Credit remains outstanding.

          Section 2.6 Voluntary Prepayments. The Borrower may prepay the Note in whole or in part, without penalty or premium, at any time and from time to time; provided that (i) no prepayment may be applied to any portion of the principal balance of the Note which, at the time of such prepayment, bears interest at a Fixed Rate, and (ii) each partial prepayment of the Note shall be in the principal amount of $100,000 or a multiple thereof.

          Section 2.7 Computation of Interest and Fees. Interest under the Note and the fees hereunder shall be computed on the basis of actual number of days elapsed in a year of 360 days.

          Section 2.8 Payment. All payments of principal and interest under the Note and of the fees hereunder shall be made to the Bank in immediately available funds. Payments received after noon on any day shall be deemed received on the next succeeding Bank Business Day. The Borrower agrees that the amount shown on the books and records of the Bank as being the principal balance of the Note shall be prima facie evidence of such principal amount. The Borrower hereby authorizes the Bank to charge against the Borrower share account with the Bank an amount equal to the accrued interest and fees from time to time due and payable to the Bank under the Note or hereunder, or (at the option of the Bank) to make an Advance in such amount, all without receipt of any request for such charge or Advance.

          Section 2.9 Payment on Nonbusiness Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Bank Business Day, such payment may be made on the next succeeding Bank Business Day, and such extension of time shall in each case be included in the computation of payment of interest on such Note or the fees hereunder, as the case may be.

          Section 2.10 Fees on Fixed Rate Advances and Indemnity. In addition to any interest payable on Advances made hereunder and any fees or other amounts payable hereunder, the Borrower shall compensate the Bank, upon written request by the Bank (which request shall set forth the basis for requesting such amounts), for all losses and expenses in respect of any interest or other consideration paid by the Bank to lenders of funds borrowed by it or deposited with it to maintain any Fixed Rate Amount at a Fixed Rate which the Bank may sustain to the extent not otherwise compensated for hereunder and not mitigated by the reemployment of such funds if any prepayment of any such Fixed Rate Amount occurs on a date that is not the expiration date of the applicable Interest Period. A certificate as to any such loss or expense (including calculations, in reasonable detail, showing how the Bank computed such loss or expense) shall be promptly submitted by the Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

                          ARTICLE III
                            Documents
          Section 3.1 Documents. On or before the date of the first Advance or Letter of Credit, the Borrower shall deliver to the Bank each of the following, each in form and substance satisfactory to the Bank:

          (a)  The Note, properly executed on behalf of the Borrower.

          (b) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or any Subsidiary, and (ii) no financing statements have been filed and remain in effect against the Borrower or any Subsidiary except financing statements perfecting only Liens permitted under Section 6.1.

          (c)  The Guaranty, duly executed by the Guarantor.

          (d) A certificate of the secretary of the Borrower and each Subsidiary (i) certifying that the execution, delivery and performance of the Loan Documents and other documents contemplated hereunder to which such corporation is a party have been duly approved by all necessary action of the Board of Directors of the Borrower or such Subsidiary, as the case may be, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of the Borrower or such Subsidiary, as the case may be, together with such copies, and (iii) certifying the names of the officers of the Borrower and its Subsidiaries that are authorized to sign the Loan Documents and other documents contemplated hereunder, including requests for Advances, together with the true signatures of such officers. The Bank may conclusively rely on such certificate until it receives a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (e) Certificates of good standing of the Borrower and its Subsidiaries, dated not more than ten days before such date.

          (f) A signed copy of an opinion of counsel for the Borrower, addressed to the Bank as to matters referred to in Sections 4.1, 4.2, 4.3 and 4.7, and as to such other matters as the Bank may reasonably request, with that opinion being acceptable to the Bank s counsel. In the case of
     Section 4.7, the opinion may be to the best knowledge of such counsel and may be made without regard to products liability and intellectual property litigation, and, in the case of Section 4.3, insofar as it relates to enforcement of remedies, it may be subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally from time to time, and to usual equity principles.

                           ARTICLE IV
                  Representations and Warranties
          The Borrower represents and warrants to the Bank as follows:

          Section 4.1 Corporate Existence and Power. The Borrower and its Subsidiaries are each corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation , and are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.

          Section 4.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower,
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          Section 4.3 Legal Agreements. This Agreement and the other Loan Documents constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          Section 4.4 Subsidiaries. Schedule 4.4 hereto is a complete and correct list of all present Subsidiaries and of the percentage of the ownership of the Borrower or any other Subsidiary in each as of the date of this Agreement. Except as otherwise indicated in that Schedule, all shares of each Subsidiary owned by the Borrower or by any such other Subsidiary are validly issued and fully paid and nonassessable.

          Section 4.5 Financial Condition. The Borrower has heretofore furnished to the Bank its audited financial statement as of March 31, 1996, and its unaudited interim financial statement as of March 31, 1997. Those financial statements fairly present the financial condition of the Borrower and its Subsidiaries on the dates thereof and the results of their operations and cash flows for the periods then ended, and were prepared in accordance with generally accepted accounting principles.

          Section 4.6 Adverse Change. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower or any Subsidiary since the date of the latest financial statement referred to in Section 4.5.

          Section 4.7 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or that Subsidiary, would have a material adverse effect on the financial condition, properties, or operations of the Borrower or any Subsidiary.

          Section 4.8 Hazardous Substances. To the best of the Borrower s knowledge after reasonable inquiry, neither the Borrower nor any Subsidiary nor any other Person has ever caused or permitted any Hazardous Substance to be disposed of in any manner which might result in any material liability to the Borrower or any Subsidiary on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest; and no such real property has ever been used (either by the Borrower, by any Subsidiary or by any other Person) as a dump site or permanent or temporary storage site for any Hazardous Substance (other than the temporary storage of products used or consumed in the ordinary course of the Borrower s business in accordance with all applicable Environmental Laws).

          Section 4.9 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          Section 4.10 Taxes. The Borrower and its Subsidiaries have each paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by them. The Borrower and its Subsidiaries have each filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower are required to be filed, and the Borrower and its Subsidiaries have each paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due, other than taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Subsidiary has provided adequate reserves in accordance with generally accepted accounting principles.

          Section 4.11 Titles and Liens. The Borrower or one of its Subsidiaries has good title to each of the properties and assets reflected in the latest balance sheet referred to in Section 4.5 (other than any sold, as permitted by Section 6.5), free and clear of all Liens and encumbrances, except for Liens permitted by Section 6.1 and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower or such Subsidiary as presently conducted. No financing statement naming the Borrower or any Subsidiary as debtor is on file in any office except to perfect only Liens permitted by
Section 6.1.

          Section 4.12 ERISA. No Plan established or maintained by the Borrower, any Subsidiary or any ERISA Affiliate that is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in excess of $1,000,000 as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service in excess of such amount has been, or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred with respect to any Plan of the Borrower, any Subsidiary or any ERISA Affiliate. The Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

                           ARTICLE V
                      Affirmative Covenants
     At all times through and including the Covenant Termination Date, the Borrower will comply with the following requirements, unless the Bank shall otherwise consent in writing:

          Section 5.1  Financial Statements.  The Borrower will deliver to the
          Bank:

          (a) As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower prepared on a consolidated basis with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Bank, which annual report shall include the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail and all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the annual financial statements referred to in Section 4.5, together with a copy of such accountants management letter issued to the Borrower for such year.

          (b) As soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and related consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for such quarter and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.5, and certified by the chief financial officer of the Borrower, subject to year-end audit adjustments.

          (c) Concurrent with the delivery of any financial statements under paragraph (a) or (b), a Compliance Certificate, duly executed by the chief financial officer of the Borrower.

          (d) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower or any Subsidiary shall have sent to its stockholders.

          (e) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange.

          (f) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary of the type described in Section 4.7.

          (g) As promptly as practicable (but in any event not later than five business days) after the chief executive officer or the chief financial officer of the Borrower obtains knowledge of the occurrence of any Critical Event, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower or the appropriate Subsidiary of the steps being taken by the Borrower or the appropriate Subsidiary to cure the effect of such event.

          (h) Promptly upon becoming aware of any Reportable Event or any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor with respect thereto.

          (i) Promptly upon their receipt or filing, copies of (i) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate of the Pension Benefit Guaranty Corporation s intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (ii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

          (j) Upon request of the Bank, copies of the most recent annual report (Form 5500 Series), including any supporting schedules, filed by the Borrower, any Subsidiary or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan.

          (k) Such other information respecting the financial condition and results of operations of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

          Section 5.2 Books and Records; Inspection and Examination. The Borrower will keep, and will cause each Subsidiary to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Bank, will give any representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours and as often as the Bank may reasonably request.

          Section 5.3 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or the consolidated financial condition of the Borrower and its Subsidiaries.

          Section 5.4 Payment of Taxes and Other Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, when due,
(a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien or charge upon any properties of the Borrower or any Subsidiary; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with generally accepted accounting principles.

          Section 5.5 Maintenance of Properties. The Borrower will keep and maintain, and will cause each Subsidiary to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or the appropriate Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank as holder of the Note.

          Section 5.6 Insurance. The Borrower will, and will cause each Subsidiary to, obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          Section 5.7 Preservation of Corporate Existence. The Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises; provided, however, that neither the Borrower nor any Subsidiary shall be required to preserve any of its rights, privileges and franchises if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or the appropriate Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Bank as a holder of the Note.

          Section 5.8 Interest Coverage Ratio. The Borrower will at all times maintain its Interest Coverage Ratio, determined at the end of each fiscal quarter of the Borrower, at not less than 6.00 to 1.

          Section 5.9 Leverage Ratio. The Borrower will at all times maintain its Leverage Ratio, determined as at the end of each fiscal quarter of the Borrower, at not more than 0.30 to 1.

          Section 5.10 Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth at all times in an amount not less than $120,000,000.

                           ARTICLE VI
                        Negative Covenants
     At all times through and including the Covenant Termination Date, the Borrower agrees that, without the prior written consent of the Bank:

          Section 6.1 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of the Borrower or any Subsidiary to any right or claim of any other Person; excluding, however, from the operation of the foregoing:

          (a) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4.

          (b) Materialmen s, merchants , carriers worker s, repairer s, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4.

          (c) Pledges or deposits to secure obligations under worker s compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business.

          (d) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower or any Subsidiary or the value of such property for the purpose of suchbusiness.

          (e) Purchase money Liens, so long as the aggregate amount of all debts secured by such mortgages, liens or security interests (including capitalized leases) does not exceed $500,000 at any one time outstanding.

          (f) Liens created by any Subsidiary as security for debt owing to the Borrower or to another Subsidiary.

          (g) Liens on any property of the Borrower or any Subsidiary (other than those described in subsection (e) and (f)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule 6.1 hereto.

          (h) Liens granted under the Dealer Finance Agreements to General Electric Capital Corporation and Monogram Credit Card Bank of Georgia, but only so long as (i) such Liens secure only obligations described in and permitted under Sections 6.2(e) and 6.3(c), and (ii) such Liens cover only the right, title and interest (if any) of the Borrower and the Guarantor in the obligations of purchasers of the Borrower s products which obligations are acquired or held by General Electric Capital Corporation or Monogram Credit Card Bank of Georgia pursuant to the Dealer Finance Agreements.

          Section 6.2 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a)  Indebtedness to the Bank.

          (b) Indebtedness of the Borrower or any Subsidiary in existence on the date hereof and listed in Schedule 6.2 hereto, but not including any extensions or renewals thereof.

          (c) Indebtedness of a Subsidiary to the Borrower or another Subsidiary on account of borrowings, or indebtedness of the Borrower to a Subsidiary on account of borrowings from that Subsidiary.

          (d) Purchase money indebtedness of the Borrower or any Subsidiary secured by Liens permitted by subsection 6.1(e).

          (e) Obligations of the Borrower and the Guarantor under the Dealer Finance Agreements.

          Section 6.3 Guaranties. The Borrower will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) The endorsement of negotiable instruments by the Borrower or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business.

          (b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Schedule 6.3 hereto.

          (c) Obligations of the Borrower and the Guarantor under the Dealer Finance Agreements.

          Section 6.4 Investments. The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidence of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

          (a) Investments in (i) direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, (ii) commercial paper issued by U.S. corporations rated "A-1" by Standard & Poors Corporation or "P1" by Moody s Investors Service, (iii) certificates of deposit or bankers acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000, or
(iv) tax exempt securities rated A or better by Standard & Poors Corporation or M1G1 by Moody s Investors Service.

          (b) Any existing investment by the Borrower or any other Subsidiary in the stock of any Subsidiary.

          (c) Travel advances to officers and employees of the Borrower or any Subsidiary in the ordinary course of business.

          (d) Advances in the form of progress payments, prepaid rent or security deposits.

          Section 6.5 Sale of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person other than in the ordinary course of business, except for the sale of inventory in the ordinary course of the Borrower s business. For purposes of this Section, "substantial part" means 10% or more of the assets of the Borrower, as determined in accordance with generally accepted accounting principles.

          Section 6.6 Restrictions on Issuance and Sale of Subsidiary Stock. The Borrower will not:

          (a) permit any Subsidiary to issue or sell any shares of stock of any class of such Subsidiary to any other Person (other than the Borrower or a wholly-owned Subsidiary of the Borrower), except for the purpose of qualifying directors or of satisfying pre-emptive rights or of paying a common stock dividend on, or splitting, common stock of such Subsidiary; or

        (b) sell, transfer or otherwise dispose of any shares of stock of any class (except to a wholly-owned Subsidiary of the Borrower) of any Subsidiary or permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a wholly-owned Subsidiary of the Borrower or for the purpose of qualifying directors) any shares of stock of any class of any other Subsidiary.

          Section 6.7 Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person; provided, however, that the restrictions contained in this Section shall not apply to or prevent the consolidation or merger of a Subsidiary with, or a conveyance or transfer of its assets to, the Borrower (if the Borrower shall be the continuing or surviving corporation) or another then-existing wholly-owned Subsidiary of the Borrower.

          Section 6.8 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or such Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 6.9 Hazardous Substances. The Borrower will not, and will not permit any Subsidiary to, cause or permit any Hazardous Substance to be disposed of, in any manner which might result in any material liability to the Borrower or any Subsidiary, on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest.

          Section 6.10 Restrictions on Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line of business materially different from that presently engaged in by the Borrower or such Subsidiary.

                          ARTICLE VII
               Critical Events; Rights and Remedies

          Section 7.1 Critical Events. "Critical Event", wherever used herein, means any one of the following events:

          (a) Failure to make any scheduled payment of interest on the Note when the same becomes due and payable.

          (b) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in this Agreement.

          (c) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument.

          (d) A petition naming the Borrower or the Guarantor as debtor shall be filed by or against the Borrower or the Guarantor under the United States Bankruptcy Code.

          (e) A writ of attachment, garnishment, levy or similar process shall be issued against or served upon the Bank with respect to any property of the Borrower in the possession of the Bank or any indebtedness of the Bank to the Borrower having a value in excess of $250,000.

          (f) The Guarantor shall repudiate, purport to revoke, or fail to perform any of that Guarantor s obligations under his Guaranty.

          (g) Any Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or withdrawal liability shall have been asserted against the Borrower, any Subsidiary or any ERISA Affiliate by a Multiemployer Plan; or the Borrower, any Subsidiary or any ERISA Affiliate shall have incurred liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or Plan participants in excess of $1,000,000 with respect to any Plan; or any Reportable Event that the Bank may determine in good faith might constitute grounds for the termination of any Plan, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Bank.

          Section 7.2 Rights and Remedies. At any time and for any reason, whether arising before, on or after the date hereof, whether or not the Borrower is in compliance with the covenants contained herein, and whether or not a Critical Event has occurred hereunder, or for no reason at all, the Bank may (i) demand payment of the Note, and/or (ii) require the Borrower to deposit in the L/C Cash Collateral Account immediately available funds equal to the sum of the Facility A Standby L/C Outstandings, the Facility A Documentary L/C Outstandings and the Facility B Outstandings. Upon the failure of the Borrower to pay the Note or make such deposit in full on the date set forth in the applicable notice of demand, or at any time thereafter until such payment and deposits are made, the Bank may exercise any or all of the following rights and remedies:

          (a) The Bank may, by notice to the Borrower, declare the Facilities to be terminated, whereupon the same shall forthwith terminate.

          (b) The Bank may, without notice to the Borrower and without further action, apply any and all money owing by the Bank to the Borrower to the payment of the Note, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder, including the deposits required to be made under Section 7.3.

          (c) The Bank may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of a Critical Event described in Section 7.1(d) hereof, the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

          Section 7.3 Pledge of L/C Cash Collateral Account. The Borrower hereby pledges, and grants the Bank a security interest in, all sums held in the L/C Cash Collateral Account from time to time and all proceeds thereof as security for the payment of all amounts due and to become due from the Borrower to the Bank pursuant to this Agreement, including but not limited to both principal of and interest on the Note and all renewals, extensions and modifications thereof and any notes issued in substitution therefor, and specifically including the Borrower s obligation to reimburse the Bank for any amount drawn under any Letter of Credit, whether such reimbursement obligation arises directly under this Agreement or under a separate reimbursement agreement. Upon request of the Borrower, the Bank shall permit the Borrower to withdraw from the L/C Cash Collateral Account the lesser of (i) the amount by which the balance of the L/C Cash Collateral Account exceeds the aggregate amount secured by the sums held in the L/C Cash Collateral Account, or (ii) the balance of the L/C Cash Collateral Account. The Bank shall have full ownership and control of the L/C Cash Collateral Account, and, except as set forth above, the Borrower shall have no right to withdraw the funds maintained in the L/C Cash Collateral Account.

                          ARTICLE VIII
                          Miscellaneous
          Section 8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall the Bank s acceptance of payments following any demand for payment of the Note or for a deposit in the L/C Cash Collateral Account operate as a waiver of such demand, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 8.3 Notice. Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be
(i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) sent by Federal Express or similar expedited delivery service, or (iv) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth by its signature below, or, if telecopied, transmitted to that party at its telecopier number set forth by its signature below; or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally or by mail, (ii) the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iii) the date of transmission if delivered by telecopy, except that notices or requests to the Bank pursuant to any of the provisions of Article II shall not be effective until received.

          Section 8.4 Participations. The Bank may grant participations in the Facilities to any institutional investor without the consent of the Borrower. The Borrower shall assist the Bank in granting any such participations.

          Section 8.5 Disclosure of Information. The Borrower authorizes the Bank to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in the Bank s possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to the Bank by the Borrower in connection with the Bank s credit evaluation of the Borrower before entering into this Agreement; provided, however, that prior to disclosing such information to a Transferee or prospective Transferee, the Bank shall obtain from such Transferee or prospective Transferee a confidentiality agreement agreeing that such information shall be used only in connection with such Person s evaluation and, if applicable, administration of its interest in this Agreement and the loans hereunder, and shall not be disclosed to any other person, subject to exceptions permitting disclosure to regulators and auditors, disclosure as required by law or judicial process, and disclosure under such other limited circumstances as the Bank and such Transferee or prospective Transferee may reasonably agree.

          Section 8.6 Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Bank in connection with the negotiation, preparation, execution, administration, amendment or enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and reasonable out-of-pocket expenses of counsel for the Bank with respect thereto, whether paid to outside counsel or allocated to the Bank by in-house counsel. The Borrower also agrees to pay and reimburse the Bank for all of its out-of -pocket and allocated costs incurred in connection with each audit or examination conducted by the Bank, its employees or agents, which audits and examinations shall be for the sole benefit of the Bank.

          Section 8.7 Indemnification by Borrower. The Borrower hereby agrees to indemnify the Bank and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with or arising out of the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the use of the proceeds of any Advance or Letter of Credit hereunder (including but not limited to any such loss, claim, damage, expense or liability arising out of any claim in which it is alleged that any Environmental Law has been breached with respect to any activity or property of the Borrower), except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section shall survive any termination of this Agreement.

          Section 8.8 Execution in Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or such other Loan Document, as the case may be, taken together, shall constitute but one and the same instrument.

          Section 8.9 Binding Effect, Assignment. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of each of the Bank.

          Section 8.10 Governing Law. The Loan Documents shall be governed by , and construed in accordance with, the laws of the State of Minnesota.

          Section 8.11 Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING,
DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT,
CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR
CONNECTED WITH THIS AGREEMENT AND THE NOTE OR THE
RELATIONSHIPS ESTABLISHED HEREUNDER.

          Section 8.12 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          Section 8.13 Prior Agreements. This Agreement and the other Loan Documents and related documents described herein restate and supersede in their entirety any and all prior agreements and understandings, oral or written, between the Bank and the Borrower.

          Section 8.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Address:

Post Office Box 810
Thief River Falls, Minnesota 56701
Attention: Timothy C. Delmore
Telecopier: 218-681-5972

ARCTIC CAT INC.



By____________________________
     Its______________________



Address:

Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0085
Attention: Mary D. Falck
Telecopier: 612-667-4145

NORWEST BANK MINNESOTA,
     NATIONAL ASSOCIATION


By_____________________
     Mary D. Falck
     Its Vice President







                    EXHIBITS AND SCHEDULES

                    Exhibit A           Note

                    Exhibit B           Form of Compliance Certificate

                    ------------------------------

                    Schedule 4.4             Subsidiaries

                    Schedule 6.1             Permitted Liens

                    Schedule 6.2             Permitted Indebtedness

                    Schedule 6.3             Permitted Guaranties

                          REVOLVING NOTE
                           $30,000,0000
                     Minneapolis, Minnesota
                                                     June 6, 1997

     For value received, Arctic Cat Inc., a Minnesota corporation (the "Borrower"), promises to pay to the order of Norwest Bank Minnesota, National Association, a national banking association (the "Bank"), at its main office in Minneapolis, Minnesota, ON DEMAND, the principal sum of Thirty Million Dollars ($30,000,000), or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower pursuant to Section 2.1(a) of the Credit Agreement dated June 6, 1997 between the Borrower and the Bank (together with all amendments, modifications and restatements thereof, the "Credit Agreement"), and to pay interest on the principal balance of this Note outstanding from time to time at the rate or rates determined pursuant to the Credit Agreement.

     Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     Interest accruing on the principal balance of this Note each month at the Floating Rate shall be due and payable on the last day of each month, commencing on the last day of the month hereof, and on demand. Interest accruing on any Fixed Rate Amount shall be due and payable on the last day of the Interest Period applicable thereto.

     This Note is issued pursuant to, and is subject to, the Credit Agreement.

     The Borrower shall pay all costs of collection, including reasonable attorneys fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     The Borrower acknowledges that in accepting this Note the Bank has not undertaken any obligation to make any advance to the Borrower and that the Bank may refuse to make any advance requested by the Borrower and may demand payment of advances that it has made under this Note at any time, with or without notice (except as expressly provided in the Credit Agreement) and for any reason, whether arising before, on or after the date hereof, whether or not the Borrower is in compliance with the terms of this Note and the Credit Agreement, or for no reason at all.

                                   ARCTIC CAT INC.



                                   By________________________
                                        Its__________________

                      COMPLIANCE CERTIFICATE

                                   __________________________, ______



Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0085

                      Compliance Certificate

Ladies and Gentlemen:

          Reference is made to the Credit Agreement (the "Credit Agreement") dated June 6, 1997 entered into between Norwest Bank Minnesota, National Association and Arctic Cat Inc. (the "Borrower").

          All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

          This is a Compliance Certificate submitted in connection with the Borrower s financial statements (the "Statements") as of _____________________, _______ (the "Effective Date").

          I hereby certify to you as follows:

     1. I am the _________________________ of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower.

     2. The Statements, and the computations below, have been prepared in accordance with generally accepted accounting principles applied on a basis that is consistent with the accounting practices reflected in the annual financial statements of the Borrower previously delivered to you.

     3. If the Effective Date is the last day of a fiscal quarter of the Borrower, the following computations set forth the Borrower s compliance or non-compliance with the requirements set forth in Sections 5.8, 5.9 and 5.10 of the Credit Agreement as of the Effective Date:


                              Actual              Required

INTEREST COVERAGE RATIO

EBIT            $___________
                $___________

Interest Expense

EBIT:Interest Expense       __________________   >=  6.00:1

LEVERAGE RATIO

Indebtedness    $__________
+ Letters of    $__________
Credit
=  Funded Debt  $__________

Funded Debt     $__________
+ Equity        $__________
= Total Capital $__________

Funded Debt : Total Capital __________________    <= 0.30:1

Tangible Net Worth

Equity
- Intangible    $__________
Assets          $__________

Tangible Net
Worth                       $_________________  >= $120,000,000


          Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of, the financial covenants referred to above.

     4. I have no knowledge of the occurrence of any breach of the Credit Agreement or other Critical Event, except as set forth in the attachments, if any, hereto.

                               Very truly yours,

                                ARCTIC CAT INC.

                                       By________________________
                                       Its_______________________